Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the use in this registration statement of our report dated February 14, 2003, on the financial statements for Savoy Capital Investments, Inc. as of the period from inception (March 6, 1997) to December 31, 2002, and for each year ended December 31, 2002, and December 31, 2001, and to references to our firm as accounting and auditing experts in the prospectus.



Denver, Colorado
January 23, 2004
                                                     /s/ Comiskey & Company
                                                     ------------------------
                                                     Comiskey & Company
                                                     PROFESSIONAL CORPORATION